Exhibit – 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Karen VanDerBosch

Chief Operating Officer and Chief Financial Officer

MakeMusic, Inc.

(952) 906-3690

kvanderbosch@makemusic.com

MAKEMUSIC ANNOUNCES AGREEMENT TO ACQUIRE GARRITAN CORPORATION

World Class Sounds Inspire Music Creation

Minneapolis – December 20, 2011 – MakeMusic, Inc. (NASDAQ: MMUS) today announced it has signed an agreement to acquire Garritan Corporation, the world’s leading provider of software musical instruments. Under the terms of the agreement, Garritan Corporation will become a wholly-owned subsidiary of MakeMusic. Founder Gary Garritan will be joining MakeMusic as director of instrumental sciences. Closing is subject to customary conditions and is expected to occur within the next few weeks.

“The acquisition of Garritan is an exciting addition to MakeMusic,” said Karen van Lith, MakeMusic CEO. “Garritan Libraries provide breathtaking sounds to inspire the musician’s creative experience. Gary Garritan is a true pioneer, and we are fortunate to add his technological expertise and pursuit of innovation to our growing team.”

“MakeMusic is the industry leader in music notation and technology,” said founder, Gary Garritan. “They have a talented team, a history of success, a passion for excellence and a bright future. The sky is the limit as we look to expand our success with MakeMusic and prepare to launch exciting new software instrument offerings.”

Used in conjunction with music-writing software such as Finale, Garritan software libraries provide sounds so realistic they can be indistinguishable from a live performance. Garritan sounds are widely used in television, film and on the world’s greatest concert stages.

Garritan Corporation’s holdings include Garritan Personal Orchestra 4, World Instruments, Concert & Marching Band 2, Jazz & Big Band 3, Authorized Steinway, McGill University Master Samples, the Giga technologies and more. Garritan sounds have also been licensed in numerous music apps from Apple, Avid, AKAI, Cakewalk, Microsoft and Sony.

About MakeMusic, Inc.

MakeMusic®, Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® education software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. The SmartMusic® Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade, and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan sound libraries provide musicians with state-of-the-art virtual instruments with the play back quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectations regarding the anticipated timing for completing the acquisition of Garritan Corporation, the expected benefits that will result from the acquisition, our intent to pursue ongoing development and support sound innovation. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to: (i) unexpected delays in satisfying closing conditions for the acquisition; (ii) unexpected difficulties or delays in integrating the Garritan Corporation’s business with MakeMusic’s business; (iii) our ability to retain Gary Garritan as an employee; and (iv) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.